Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-3) of Westwater Resources, Inc. of our report dated March 1, 2018, relating to the consolidated financial statements of Westwater Resources, Inc., which report appears in the Annual Report on Form 10-K of Westwater Resources, Inc. for the year ended December 31, 2017, and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Denver, Colorado

August 17, 2018

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Westwater Resources, Inc. of our report dated March 2, 2017, relating to the consolidated financial statements of Westwater Resources, Inc., appearing in the Annual Report on Form 10-K of Westwater Resources, Inc. for the year ended December 31, 2017.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Denver, Colorado

August 17, 2018